Exhibit 10.1
UNIT PURCHASE AND EXCHANGE AGREEMENT

by and among

310 HOLDINGS, INC.

and

PAK-IT, LLC

and

PAK-IT, LLCUNITHOLDERS

Dated as of September 30, 2009

UNIT PURCHASE AND EXCHANGE AGREEMENT

THIS UNIT PURCHASE AND EXCHANGE AGREEMENT, dated as of the 30th day of September, 2009 (the “Agreement”), by and among 310 Holdings, Inc., a Nevada corporation (the “Company”); John Bordynuik, an individual; PAK-IT, LLC, a Florida limited liability company (“Pak-It”); and the selling unitholders of Pak-It as identified in Exhibit A to this Agreement (individually, the “Pak-It Unitholder,” and collectively, the “Pak-It Unitholders”). The Company, Pak-It and the Pak-It Unitholders are collectively referred to herein as the “Parties”.

WITNESSETH:

WHEREAS, the Company is a publicly held corporation organized under the laws of the State of Nevada;

WHEREAS, the Company desires to acquire from the Pak-It Unitholders 100% of the issued and outstanding membership units of Pak-It (the “Units”), and the Pak-It Unitholders desire to sell to the Company the Units in exchange for the issuance by the Company of an aggregate of 625,000 shares (the “Company Shares”) of the common stock of the Company (the “Common Stock”) to the Pak-It Unitholders as set forth in Exhibit A, on the terms and conditions set forth herein (the “Share Exchange”), whereby Pak-It shall become a wholly owned subsidiary of the Company.

WHEREAS, as additional consideration for the Units, the Company will issue a secured promissory note in the amount of One Million Two Hundred Thousand ($1,200,000.00) dollars to the Pak-It Unitholders and assume certain liabilities of Pak-It by issuing an additional secured promissory note, as set forth herein.

WHEREAS, the Pak-It Unitholders and the directors of the Company have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their shareholders, respectively.  This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
THE SHARE EXCHANGE

1.1    The Share Exchange. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined):

(a) the Company shall issue and deliver to the Pak-It Unitholders 625,000 authorized but unissued shares of Common Stock as set forth on Exhibit A hereto, and

(b) the Company shall deliver on the Closing Date the sum of One Million Two Hundred Thousand Dollars ($1,200,000.00) in the form of a 10% secured promissory note due on December 29, 2009 (the “Note”).

(c)                                                         the Pak-It Unitholders shall transfer the Units as set forth on Exhibit A hereto to the Company, such that Pak-It shall become a wholly owned subsidiary of the Company.

(d)           the Company will assume or satisfy certain liabilities of Pak-It as set forth below by issuing a 10% secured promissory note in the sum of  Two Million Six Hundred Sixty Five Thousand ($2,665,000.00) Dollars (the “Liability Note”)(collectively the Note and Liability Note, the “Notes”) due on or before December 29, 2009.  Both the Note and the Liability Note shall be secured by 10,000,000 shares of the Company’s common stock issued to the Company’s president John Bordynuik (the “Escrow Shares”) to be held in escrow by Anslow & Jaclin, LLP as escrow agent, pursuant to the terms of a pledge and escrow agreement (the “Pledge Agreement”) and by a collateral pledge of all of the membership interests and assets of Pak-It pursuant to a loan agreement (“Loan Agreement”) and security agreement (“Security Agreement”).  Upon payment of the Note and Liability Note the following shall occur:

1.           The notes issued to USAmeribank shall be immediately paid by the holder of the Note and Liability Note in the total amount of $1,800,000 (the current outstanding balance is approximately $200,000 plus “off balance sheet” L/C’s outstanding as listed below);

2.           The $1,250,000 note issued to Private Equity Fund of West Florida, LLC (“PEF”) shall be immediately paid, by the holder of the Note and Liability Note, including interest accrued thereon through December 29, 2009 (estimated to be about $50,000).

 3.           The $750,000 note (the “PEF Note”) issued to Private Equity Fund of West Florida, LLC (“PEF”) and any interest accrued thereon (estimated to be approximately $250,000) shall be immediately assumed by the Company.  As a condition of PEF agreeing to transfer its membership units of Pak-It to the Company, if the Company undertakes a private offering (“Offering”) of the Company’s equity securities (the “Offering Securities”) within one year from the Closing Date, the Company hereby agrees that PEF shall have the option during the Offering period, to convert the PEF note and any applicable interest into the Offering Securities, and purchase an additional amount of Offering Securities so that the total number of Offering Securities received by PEF is 1,250,000 shares of common stock.  Upon conversion of the PEF Note into the Offering Securities, PEF shall receive the same rights and preferences as the other investors in the Offering.

4.           The Company shall, prior to the expiration of the Letters of Credit currently outstanding, provide substituted collateral for the Letters of Credit (“L/C’s) issued by USAmeribank to secure obligations of Pak-It or its subsidiary to secure certain obligations owed to Larry Dickler (Such L/Cs currently issued and outstanding are presently in the amounts of $559,372 and $120,000 which must be renewed annually in amounts equal to amounts then owed to Larry Dickler pursuant to the promissory note and employment agreement.) The obligation to the Company arising under this paragraph may mature prior to the due date of the Note and Liability Note.

5.           The following amounts, which are either on the Pak-It balance sheet or are specifically related to closing this transaction and will be invoiced to Pak-It, will be paid at or around the Closing Date but not later than December 29, 2009, by the holder of the Note and Liability Note either from cash on hand in Pak-It, LLC accounts or from the first payments of the Company on the Liability Note.

Non Trade AP, current debt, and fees related to sale
Member Loans	175,000
Member fees related to closing	125,000
LD (current portion of debt)	116,530
LD interest through 10-31-09	33,470
Other Due Diligence Expenses	50,000
Total	500,000

1.2    Time and Place of Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall occur upon the exchange of the stock of the Company and Pak-It Unitholders and upon the execution of the Notes, Pledge Agreement, Security Agreement and other ancillary closing documents (collectively, the “Transaction Documents”) as described in Section 1.1 herein.  Such Closing shall take place at the offices of Anslow & Jaclin, LLP 195 Route 9 South, Suite 204, Manalapan, NJ 07726 on September 30, 2009 (the “Closing Date”)..

1.3              Closing Events

.  At the Closing, the Company, Pak-It, and the Pak-It Unitholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Pak-It and the Pak-It Unitholders that as of the Closing Date:

2.1    Due Organization and Qualification; Due Authorization.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company.

(b) The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought, equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

2.2    No Conflicts or Defaults. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest (“Liens”) upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company’s assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

2.3    Capitalization. The authorized capital stock of the Company immediately prior to giving effect to the transactions contemplated hereby consists of 75,000,000 shares of which 70,000,000 are common stock at par value $.001 per share and 5,000,000 shares are  preferred stock at par value $.001 per share (“Preferred Stock”). As of the date hereof, there are 58,100,106 shares of Common Stock issued and outstanding and no shares of Preferred Stock outstanding. All of the outstanding shares of common stock are, and the Common Stock when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and nonassessable, and have not been or, with respect to the Company Shares will not be issued in violation of any preemptive right of stockholders. There is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Company Common Stock. The Company has not granted registration rights to any person.

2.4    Taxes. The Company has filed all United States federal, state, county and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, “Taxes”), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established.

2.5    Compliance with Law. The Company is in compliance with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company under any environmental laws.

2.6    Permits and Licenses. The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business.

2.7    Litigation. To the Company’s knowledge, there is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the twelve month period preceding the date hereof. There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company. The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

    2.8     SEC Filings; Financial Statements.

(a) The Company has made available to Pak-It and the Pak-It Unitholders a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by the Company with the SEC for the 24 months prior to the date of this Agreement (the “Company SEC Reports”), which, to the Company’s knowledge, are all the forms, reports and documents filed by the Company with the SEC for the 24 months prior to the date of this Agreement. As of their respective dates, to the Company’s knowledge, the Company SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) To the Company’s knowledge, each set of financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on the Company taken as a whole.

             2.9    Over-the-Counter Bulletin Board Quotation.

  The Company’s Common Stock is quoted on the FINRA Over-the-Counter Electronic Bulletin Board (“OTC BB”). There is no action or proceeding pending or, to the Company’s knowledge, threatened against the Company by NASDAQ or The Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to any intention by such entities to prohibit or terminate the quotation of the Company’s Common Stock on the OTC BB.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PAK-IT

PAK-IT represents and warrants to the Company as of the Closing:

3.1    Due Organization and Qualification; Subsidiaries, Due Authorization.

(a) Pak-It is a limited liability company duly formed, validly existing and in good standing under the laws of Florida, with full corporate power and authority to own, lease and operate its business and properties and to the best of its knowledge, to carry on its business in the places and in the manner as presently conducted or proposed to be conducted. To the best of its knowledge, Pak-It is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of Pak-It.

(b) Pak-It does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity, other than Dickler Chemical Laboratories, Inc., a Florida Corporation (the “Subsidiary”). The Subsidiary is the wholly owned subsidiary of Pak-It, free and clear of all liens. There is no contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Pak-It to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for securities of  Pak-It or the Subsidiary.

 (c) Pak-It has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. Pak-It has taken all corporate action necessary for the execution and delivery of this Agreement and at or prior to closing will have taken all corporate action necessary for the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Pak-It, enforceable against Pak-It in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.2    No Conflicts or Defaults. To the best of its knowledge, the execution and delivery of this Agreement by Pak-It and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of  Pak-It or the Subsidiary, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Pak-It or the Subsidiary is a party or by which Pak-It or the Subsidiary or any of their respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which their assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of Pak-It or the Subsidiary, (iii) terminate or give any parry the right to terminate, amend, abandon or refuse to perform any material agreement, arrangement or commitment to which Pak-It is a party or by which Pak-It or any of its assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which Pak-It is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

3.3    Capitalization. The authorized capitalization of Pak-It consists of 1000 non-certificated membership units.  As of the date hereof, Pak-It has 100 membership units issued and outstanding. All issued and outstanding membership units are legally issued, fully paid and non-assessable and are not issued in violation of the preemptive or other rights of any person.

3.4    Taxes. To the best of its knowledge, Pak-It has filed all returns and reports which were required to be filed on or prior to the date hereof, and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of Pak-It and adequate reserves therefore have been established. To the best of its knowledge, all such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by Pak-It such judgments were reasonable under the circumstances) and complete in all material respects.

3.5    Title and Related Matters.   To the best of its knowledge and except as disclosed in the due diligence information provided to Company,  Pak-It has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interest in properties and assets, real and personal (collectively, the “Assets”) free and clear of all liens, pledges, charges or encumbrances.  To the best of its knowledge and except as disclosed in the due diligence information provided to Company, Pak-It owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Pak-It’s business.  No third party has any right to, and Pak-It has not received any notice of infringement of or conflict with asserted rights of other with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly on in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Pak-It or any material portion of its properties, assets or rights.

3.6           Material Contract Defaults.  To the best of its knowledge and except as disclosed in the due diligence information provided to Company, Pak-It is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Pak-It, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Pak-It has not taken adequate steps to prevent such a default from occurring.

    3.7           Insurance.  To the best of its knowledge, all of the insurable properties of Pak-It are insured for Pak-It‘s benefit under valid and enforceable policy or policies containing substantially equivalent coverage and will be outstanding and in full force at the Closing Date.
3.8           Governmental Authorizations.  To the best of its knowledge, Pak-It has all licenses, franchises, permits or other governmental authorizations legally required to enable it to conduct its business in all material respects as conducted on the date hereof.  Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Pak-It of this Agreement and the consummation of the transactions contemplated hereby.

3.9    Compliance with Law. To the best of its knowledge, Pak-It and the Subsidiary are conducting their respective businesses in material compliance with all applicable law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers material to its business. Neither Pak-It nor the Subsidiary has received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement except for OSHA violations which were satisfied and such information is included in the due diligence information.

    3.10    Litigation. To the best of its knowledge:

(a) There is no claim, dispute, action, suit, proceeding or investigation pending or threatened, against or affecting  Pak-It or the Subsidiary or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof;

(b) There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting Pak-It or the Subsidiary; and

(c) Neither Pak-It nor the Subsidiary has received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business except for OSHA violations which were satisfied and such information is included in the due diligence information.

ARTICLE IV
REPRESENTATION AND WARRANTIES OF THE PAK-IT UNITHOLDERS

Each Pak-It Unitholder hereby represents and warrants, severally and not jointly, to the Company that as of the Closing:

4.1    Title to Shares. The Pak-It Unitholders are the legal and beneficial owner of the membership units to be transferred to the Company, and upon consummation of the exchange contemplated herein, the Company will acquire from the Pak-It Unitholders good and marketable title to the membership units, free and clear of all liens excepting only such restrictions hereunder upon future transfers by the Company, if any, as maybe imposed by applicable law.

4.2    Due Authorization. The Pak-It Unitholders have all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and binding obligation of the Pak-It Unitholder, enforceable against him in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

4.3    Purchase for Investment.

(a) The Pak-It Unitholders are acquiring the Common Stock for investment for their own account and not as nominees or agents, and not with a view to the resale or distribution of any part thereof, and each Pak-It Unitholder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Pak-It Unitholders further represent that they do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Common Stock.

(b) The Pak-It Unitholders understand that the Common Stock is not registered under the Securities Exchange Act of 1933, as amended (the “Act”) on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on the Pak-It Unitholders representations set forth herein. The Pak-It Unitholders are an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Act.

4.4    Investment Experience. The Pak-It Unitholders acknowledge that they can bear the economic risk of this investment, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Common Stock.

4.5    Information. The Pak-It Unitholders have carefully reviewed such information as such he deemed necessary to evaluate an investment in the Common Stock. To the full satisfaction of the Pak-It Unitholders, he has been furnished all materials that he has requested relating to the Company and the issuance of the Common Stock hereunder, and the Pak-It Unitholders have been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to him. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which the Pak-It Unitholders have relied in making an exchange of the membership units for the Common Stock.

4.6    Restricted Securities. The Pak-It Unitholders understand that the Common Stock may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption there from, and that in the absence of an effective registration statement covering the Common Stock or any available exemption from registration under the Act, the Common Stock must be held indefinitely. The Pak-It Unitholders are aware that the Common Stock may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

ARTICLE V
DELIVERIES

5.1           Items to be delivered to Pak-It and the Pak-It Unitholders prior to or at Closing by the Company.

(a) certificates representing 625,000 shares of the Common Stock issued in the name of the Pak-It Unitholders;

(b)           the Note, the Liability Note, Security Agreement, Loan Agreement and Pledge Agreement;

  (c)           any other document reasonably requested by the Pak-It Unitholders that he deems necessary for the consummation of this transaction.

5.2           Items to be delivered to the Company prior to or at Closing by Pak-It and the Pak-It Unitholders.

(a) all previously issued and outstanding membership units held by the Pak-It Unitholders shall be transferred to the Company such that Pak-It shall become a wholly owned subsidiary of the Company;

(b) any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

ARTICLE VI
CONDITIONS PRECEDENT TO CLOSING

6.1    Conditions Precedent to Closing. The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(a) That each of the representations and warranties of the Parties contained herein shall be true and correct at the time of the Closing date as if such representations and warranties were made at such time except for changes permitted or contemplated by this Agreement.

(b) That the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

6.2    Conditions to Obligations of Pak-It Unitholders. The obligations of Pak-It Unitholders shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

(a) The Company shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement;

(b)            The Company shall have delivered a resolution from the Company’s Board approving this transaction and authorizing the issuances of the Company Shares;

(c)           The Escrow Shares shall have been delivered to the Escrow Agent, along with duly executed stock powers.

(d)             Deliveries.  The deliveries specified in Section 5.1 shall have been made by the Company.

6.3    Conditions to Obligations of the Company. The obligations of the Company shall be subject to fulfillment at or prior to or at the Closing, of each of the following conditions:

(a) Pak-It and the Pak-It Unitholders shall have received all of the regulatory, membership unit and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement; and

(b) The Pak-It Unitholders shall have delivered to the Company the Units and duly executed stock powers from the Pak-It Unitholders transferring the membership units to the Company.

ARTICLE VII
COVENANTS

7.1    Further Assurances. Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

7.2               Blue Sky Laws.

 The Company shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Company Stock in connection with this Agreement.

7.3               Fees and Expenses.

All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

    7.4               Indemnification and Insurance.

(a) For a period of one year following the Closing Date, Pak-It and Pak-It Unitholders hereby agree as to their respective Representations and Warranties as set forth in Articles III and IV hereof to indemnify the Company, each of the officers, agents and directors of the Company as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject to or rising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement; and

(b)  The Company hereby agrees to indemnify Pak-It, each of the agents, and the Pak-It Unitholders as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

7.5           Filing Requirements. For a period of two (2) years from the Closing Date, the Company will (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, and (C) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts.  The Company will continue the quotation of the Common Stock on the OTCBB and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the OTCBB.

7.6           Rule 144 Opinion Letters.  For a period of two (2) years from the Closing Date, the Company hereby agrees to pay any attorneys fees related to the issuance of Rule 144 opinion letters drafted by Company’s counsel on behalf of the Pak-It Unitholders pursuant to the sale of the Company Shares.

ARTICLE VIII
MISCELLANEOUS

8.1    Survival of Representations, Warranties and Agreements. Each of the Parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein. Except as specifically set forth in this Agreement, representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall not survive the Closing Date, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing Date.

            8.2    Access to Books and Records. During the course of this transaction through Closing, each Party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

    8.3    Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

If to the Company:

310 Holdings, Inc.
4536 Portage Road, Niagara Falls
Ontario, Canada L2E 6A8
Tel: (289) 668-7222

With a copy (which shall not constitute a notice) to:

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Attn: Kristina Trauger, Esq.
Tel.: (732) 409-1212
Fax: (732) 577-1188

If to Pak-It or the Pak-It Unitholders:

Pak-It, LLC
Attn: Geoffrey C. Weber
221 Turner Street
Clearwater, FL 33756
Tel.: (727) 449-1476
Fax: (727) 449-1846

With a copy (which shall not constitute a notice) to:

Macfarlane, Ferguson & McMullen, P.A.
625 Court Street, Suite 200
Clearwater, FL 33756
Attn: J. Paul Raymond, Esq.
Tel: (727) 441-8966
Fax: (727) 442-8470

8.4    Entire Agreement. This Agreement, and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

8.5    Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

8.6    Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Nevada are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

8.7    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.8    Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

8.9    Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

8.10    Registration Rights. If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Company Shares for sale to the public, each such time it will give at least ten (10) days' prior written notice to the record holder of the Company Shares of its intention so to do. Upon the written request of the Pak-It Unitholders, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Company Shares, the Company will cause such Company Shares as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Company Shares so registered by the holder of such Company Shares. In the event that any registration pursuant to this Section 8.10 shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Company Shares to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein. The Company will not be obligated to register the Company Shares in that certain registration statement if the selling security holders object to the inclusion of the Company Shares in such registration statement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

ATTEST:	By:	310 HOLDINGS, INC. /s/ John Bordynuik
Name: John Bordynuik
Title: Managing Member
ATTEST:	By:	PAK-IT, LLC /s/ Geoffrey C. Weber
Name: Geoffrey C. Weber
Title: Managing Member
PAK-IT, LLC UNITHOLDERS
Stephan R. Seneca 24.25%
Geoffrey C. Weber 24.25%
Richard M. Haber 2.5%
Andrew J. Lynn 15%
Mark Lagos 15%
Mainstreet Equity Fund, LLC

	By:	/s/ Robert G. Shoemaker
Robert G. Shoemaker, Manager 9%
Private Equity Fund of West Florida, LLC

	By:	/s/ Arthur Worth
Arthur Worth, Manager 10%

ATTEST:		JOHN BORDVNUIK

	By:	/s/ John Bordynuik
John Bordynuik, as an individual

EXHIBIT A

Unitholder	Percentage of membership units	Number of Company Shares
Private Equity Fund of West Florida, LLC	10%	62,500
Geoffrey C. Weber	24.25%	151,563
Andrew J. Lynn	15%	93,750
Mark Lagos	15%	93,750
Richard M. Haber	2.5%	15,625
Mainstreet Equity Fund, LLC	9%	56,250
Stephen R. Seneca	24.25%	151,563